Exhibit 10.4
THE CAMPBELL’S COMPANY
(“Company”)

Non-Employee Director Compensation for Calendar 2025

Board and Committee Retainer for Calendar 2025

$119,000 shall be paid in cash
$167,000 shall be paid in shares of Company stock

Additional Retainers for Board Chair, Committee Chairs and Audit Committee Members

In addition to the above Board and Committee retainer, the following amounts shall be paid 50% in cash and 50% in shares of Company stock:
$350,000    Chair of the Board
$30,000    Audit Committee chair
$25,000    Compensation and Organization Committee chair
$20,000    Finance Committee chair
$20,000    Governance Committee chair
$7,500        Audit Committee members (excluding the Audit Committee chair)
The retainers will be paid quarterly in arrears. Prior to the beginning of a calendar year, a non-employee director may elect to (i) receive shares of Company stock in lieu of the cash portion of any retainer (such election to be made in 10% increments) and/or (ii) defer all or a portion of any cash or stock retainer in accordance with the terms and conditions of the Company Supplemental Retirement Plan.